Exhibit 99.1

Rigetti Announces Successful Completion of $100 Million At-the-Market Equity Offering

BERKELEY, Calif., Nov. 25, 2024 (GLOBE NEWSWIRE) -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced that it has successfully completed sales of $100 million gross proceeds of its common stock pursuant to its previously disclosed "at-the-market" equity offering program (the “ATM Program”) since the commencement of the ATM Program in March 2024 . The Company intends to use the funds generated by the ATM Program for working capital, capital expenditures and other general corporate purposes, including continuing to focus on its strategy as a leader in superconducting quantum computing and continuing to work to improve its 2-qubit gate fidelity and scale towards higher qubit count systems.

“We are pleased to see the enthusiasm for the quantum computing sector and our company. We are seeing a great deal of interest from national labs and academic institutions for on-premises quantum computers to pursue hands-on R&D. As the technology continues to improve and more quantum applications are developed we expect to see increasingly more interest from industry and the private sector,” says Dr. Subodh Kulkarni, Rigetti CEO.

“Rigetti’s system gate speeds consistently achieve an active duration of 60-80ns, which is several orders of magnitude faster than other modalities such as ion traps and neutral atoms. We believe our cash, cash equivalents and marketable securities are sufficient to support our operations as currently planned through the end of 2026, and we will continue to evaluate our needs for additional funding on an ongoing basis to enable us to continue to be a leader in this exciting space,” Dr. Kulkarni added.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Rigetti Computing Media Contact:

press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including expectations with respect to the sufficiency of its capital resources and use of funds, development programs, business strategy, the relative performance of its technology, interest in the Company and quantum computing generally, and the potential of the Company’s business and quantum computing generally. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the ability of the Company to expand its QPU sales and the Novera QPU Partnership Program; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s capital resources and the potential for such resources to be used sooner than currently expected; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions and the state of war between Israel, Hamas and Hezbollah and related threat of a larger conflict), and terrorist attacks; the Company’s ability to maintain compliance with the continued listing standards of the Nasdaq Capital Market; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.